UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Form 8-K filed July 7, 2010 and incorporated by reference herein, on June 30, 2010, Porter Bancorp, Inc. (the “Company”) entered into a Securities Purchase Agreement, Voting and Support Agreement and Registration Rights Agreement with, and completed a private placement (the “Private Placement”) to, select institutional accredited investors, for aggregate gross proceeds of $27.0 million, in exchange for the sale and issuance of:
•	1,755,747 shares of common stock for $11.50 per share,
•	227,000 shares of Cumulative Mandatory Convertible Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) for $11.50 per share;
•
365,080 shares of Non-Voting Mandatory Convertible Preferred Stock, Series C (“Series C Preferred Stock”) for $11.50 per share; and warrants to purchase 1,163,045 shares of convertible non-voting common stock (“Non-Voting Common Stock”) at a purchase price of $11.50 per share (“Warrants”).

On July 23, 2010, the Company entered into a letter agreement with a new investor and completed a supplemental private placement on comparable terms as the purchasers in the Private Placement (“Supplemental Private Placement”).  The letter agreement incorporated the terms of the Securities Purchase Agreement, the Voting Agreement and the Registration Rights Agreement with the purchasers in the Private Placement.  A press release announcing the Supplemental Private Placement is attached to this Form 8-K as Exhibit 99.

Because (1) the Company had already issued common stock equal to 19.9% of its common stock outstanding before the Private Placement, and (2) the number of shares of the Company’s authorized and unissued preferred stock remaining after Private Placement was limited, the Supplemental Private Placement to the new investor was structured differently.  The Company received aggregate gross proceeds of $4,255,000 from the new investor in exchange for the sale and issuance of:
•	370,000 shares of Series B Preferred Stock for $11.50 per share, and
•	a Warrant to purchase 185,000 shares of Non-Voting Common Stock at a purchase price of $11.50 per share.

In addition, the Company granted the new investor an option to purchase both 64,784 shares of common stock and a Warrant to purchase 32,392 shares of Non-Voting Common Stock at a purchase price of $11.50 per share.  The option exercise price is $745,016, increasing the total potential gross proceeds to be received from the new investor to $5,000,000.  The option will become exercisable during the five business days following shareholder approval at the special meeting.

The Company must obtain shareholder approval to (1) issue common stock upon the conversion of Series B Preferred Stock, Series C Preferred Stock and Non-Voting Common Stock and the exercise of the option to purchase common stock in accordance with NASDAQ Rule 5635; and (2) authorize the new class of Non-Voting Common Stock issuable upon the exercise of the Warrants.   The Company expects to submit these proposals for shareholder approval at a special shareholder meeting during the third quarter of 2010.   J. Chester Porter, Chairman of the Board of the Company, and Maria L. Bouvette, President and CEO of the Company, who together own 54.5% of the outstanding shares of the Company’s common stock following the Private Placement, have agreed to vote in favor of the conversion.

To clarify a point made in the description of the Series B Preferred Stock made in the July 7, 2010 8-K, the shares of Series B Preferred Stock issued in the Private Placement and the Supplemental Private Placement do not have preemptive rights.  In the Private Placement, the Company granted the lead investor, Patriot Financial Partners, L.P. gross-up rights to maintain its relative ownership percentage with respect to certain offerings of Company common stock or any securities that are convertible into Company common stock for so long as Patriot beneficially owns at least 4.9% of the outstanding shares of Company common stock.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with (1) the proposal to issue common stock upon the conversion of Series B Preferred Stock, Series C Preferred Stock, and Non-Voting Common Stock in accordance with NASDAQ Rule 5635; and (2) the proposal to authorize the new class of Non-Voting Common Stock issuable upon the exercise of the Warrants.  Information about the Company's directors and executive officers and their ownership of Company stock is set forth in the proxy statement for the Company's 2010 Annual Meeting of Shareholders.

Shareholders can obtain more information when the proxy statement relating to shareholder approval of the foregoing proposals becomes available.  This proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC website at www.sec.gov.  Shareholders should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2010, the Company received a letter (the “Notice”) from NASDAQ stating that the Company had failed to comply with NASDAQ Listing Rule 5635(d). The Notice also states that, through amendment to its articles of incorporation on July 23, 2010, the Company has regained compliance with the Rule and, subject to this disclosure, the matter is closed.

In prior discussions with the Company, the NASDAQ staff indicated that the Series C Preferred Stock issued as part of the Private Placement (described in Item 1.01 which is incorporated herein) could convert into Company common stock prior to shareholder approval in violation of the Rule.

Following its discussions with the staff, the Company amended its articles of incorporation on July 23, 2010 to prohibit conversion of the Series C Preferred Stock prior to shareholder approval. The amendment is more fully described in Item 5.03 which is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 5.03 concerning the Private Placement is incorporated herein by reference.  In connection with the Private Placement, on July 23, 2010, the Company issued to the new investor 370,000 shares of Series B Preferred Stock for $11.50 per share and a Warrant to purchase 185,000 shares of Non-Voting Common Stock at a purchase price of $11.50 per share.

In addition, the Company granted the new investor an option to purchase both 64,784 shares of common stock and a Warrant to purchase 32,392 shares of Non-Voting Common Stock at a purchase price of $11.50 per share.  The option exercise price is $745,016.  The option would be exercisable by the new investor only during the five business days following shareholder approval at the special meeting.

The securities issued and sold in the Private Placement were offered and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Supplemental Private Placement described above, on July 22, 2010, the Board of Directors of the Company authorized the issuance of an additional 370,000 shares of Series B Preferred Stock.  The Company amended its Articles of Incorporation on July 23, 2010, to increase the number of authorized shares of Series B Preferred Stock from 227,000 shares to 597,000 shares and to provide that the Series C Preferred Stock could not convert in common stock before shareholder approval in accordance with Nasdaq Rule 5635(d).

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
3	Articles of Amendment to Amended and Restated Articles of Incorporation, dated July 23, 2010
10	Letter Agreement dated July 23, 2010
99	Press Release issued by Porter Bancorp, Inc. on July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Porter Bancorp Inc.

Date: July 28, 2010	By:	/s/ C. Bradford Harris
C. Bradford Harris
Executive Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3	Articles of Amendment to Amended and Restated Articles of Incorporation, dated July 23, 2010
10	Letter Agreement dated July 23, 2010
99	Press Release issued by Porter Bancorp, Inc. on July 23, 2010

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